                                                                    Exhibit 4.3


          AMENDED AND RESTATED SECOND AMENDMENT TO CREDIT AGREEMENT
          ---------------------------------------------------------

          THIS AMENDED AND RESTATED SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into among ALCO HEALTH SERVICES CORPORATION, a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("GE Capital"), Co-Agent (as defined in the Credit Agreement, as defined below), and each of the other lenders thereunder (collectively, the "Lenders"), and GE Capital, as agent for the Lenders (in such capacity, "Agent"), as of March 31, 1994, with reference to the following facts:

                                  RECITALS
                                  --------

     A. Borrower, GE Capital, individually and in its capacity as Agent, Co-Agent, and each of the other Lenders, have entered into that certain Credit Agreement dated as of March 30, 1993, as amended by that certain First Amendment to Credit Agreement dated as of December 3, 1993 and that certain Second Amendment to Credit Agreement dated as of March 31, 1994 (collectively, the "Credit Agreement"), pursuant to which Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. Section 3.2(b) of the Second Amendment to Credit Agreement dated as of March 31, 1994 (the "Original Second Amendment") provided that certain sections of the Original Second Amendment would not become effective unless and until Borrower had refinanced Existing Subordinated Borrower Notes in an aggregate principal amount of not less than $146,000,000. Because Existing Subordinated Borrower Notes in an aggregate amount of less than $146,000,000 were exchanged pursuant to the Note Exchange, Sections 2.4, 2.5, 2.8 and 2.11 of the Original Second Amendment did not become effective.

     C. Borrower has requested that (i) Lenders consent to the payment by Borrower of certain cash amounts pursuant to the provisions of that certain Agreement dated as of April 28, 1994 (the "Noteholder Agreement"), by and among Borrower, the holders listed on the signature pages thereto, and W. R. Huff Asset Management Co., L.P., a copy of which is attached hereto as
Exhibit A, (ii) although a condition of Section 3.2(b) was not satisfied,
- ---------
Lenders implement the changes that were contemplated by Sections 2.4, 2.5, 2.8 and 2.11 of the Original Second Amendment, and (iii) Lenders delete the change implemented by Section 2.12 or the Original Second Amendment, by amending and restating the Original Second Amendment, and Lenders are willing to do so subject to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

                              A G R E E M E N T
                              - - - - - - - - -

     1.   Incorporation of Credit Agreement and Other Loan Documents. Except
          ----------------------------------------------------------
as expressly modified under this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower. The terms and provisions of the Original Second Amendment shall be superseded and replaced by the terms and provisions of this Amendment.

     2.   Consent. Lenders hereby consent to the payment by Borrower of the
          -------
Cash Consideration, as such term is defined in the Noteholder Agreement.

     3.   Amendments to Credit Agreement. The Credit Agreement shall be
          ------------------------------
amended as follows:

          3.1 The definition of "Subordinated Borrower Note Indenture" in the Credit Agreement is hereby deleted in its entirety.

          3.2 The following definitions shall be added to the Credit
Agreement:

          "Existing Subordinated Borrower Note Indenture" shall mean that certain Indenture, dated as of September 25, 1989, among Borrower, as issuer, and Mellon Bank, N.A., as indenture trustee, as the same may be modified, amended, extended, restated or supplemented, from time to time in accordance with this Agreement.

          "Existing Subordinated Borrower Notes" shall mean those certain 14-1/2% Senior Subordinated Notes due September 15, 1999, issued by Borrower pursuant to the Existing Subordinated Borrower Note Indenture, as the same may be modified, amended, extended, restated or supplemented from time to time in accordance with this Agreement.

          "New Subordinated Borrower Note Indenture" shall mean that certain Indenture, dated as of March 31, 1994, between Borrower, as issuer, and Bankers Trust Company, as indenture trustee, as the same may be modified, amended, extended, restated or supplemented, from time to time in accordance with this Agreement.

          "New Subordinated Borrower Notes" shall mean those certain 14-1/2% Senior Subordinated Notes due September 15, 1999, Series A, issued by Borrower pursuant to the New Subordinated Borrower Note Indenture, as the same may be modified, amended, extended, restated or supplemented from time to time in accordance with this Agreement.

          3.3 The definition of "Ancillary Agreements" in the Credit Agreement is hereby deleted in it entirety and the following definition is substituted therefor:

              "Ancillary Agreements" shall mean those agreements, documents, and instruments (other than this Agreement) identified in the Schedule of Documents and any other supplemental agreement, undertaking, instrument, document or other writing executed by Borrower or Parent as a condition to advances or funding under this Agreement or otherwise in connection herewith, including the Existing Subordinated Borrower Note Indenture, the New Subordinated Borrower Note Indenture, the Subordinated Borrower Notes, the Subordinated Parent Notes, the Loan Documents, and all amendments, modifications or supplements thereto effected in accordance with this Agreement.

          3.4 The definition of "Funded Debt Ratio" in the Credit Agreement is hereby deleted in its entirety and the following definition is substituted therefor:

              "Funded Debt Ration" shall mean, as of the end of any Rolling Period, the ratios of (i) Funded Debt other than the Obligations, plus
                                                                       ----
     the month-end average of the Obligations for the twelve (12) months during such Rolling Period, to (ii) EBITDA for such Rolling Period.

          3.5 The definition of "Material Adverse Effect" in the Credit Agreement is hereby deleted in its entirety and the following definition is substituted therefor:

              "Material Adverse Effect" shall mean a material adverse effect on (i) the financial condition, operations, assets (other than goodwill), or business or financial prospects of Borrower, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the value of the Collateral taken as a whole or Liens on the Collateral taken as a whole in favor of Agent, for the benefit of each Lender, or the priority of any such Lien, or (iv) the practical realization of the benefits of Lenders' rights and remedies under this Agreement and the other Loan Documents taken as a whole.

          3.6 The definition of "Subordinated Borrower Notes" in the Credit Agreement is hereby deleted in it entirety and the following definition is substituted therefor:

               "Subordinated Borrower Notes" shall mean each of the Existing Subordinated Borrower Notes and the New Subordinated Borrower Notes.

          3.7 The definition of "Subordinated Debt" in the Credit Agreement is hereby deleted in it entirety and the following definition is substituted therefor:

               "Subordinated Debt" shall mean Indebtedness of Borrower pursuant to the Existing Subordinated Borrower Note Indenture, New Subordinated Borrower Note Indenture, and Subordinated Borrower Notes, each as amended, modified or supplemented from time to time in accordance with this Agreement.

          3.8 The definition of "Tangible Net Worth" in the Credit Agreement is hereby deleted in its entirety and the following definition is substituted therefor:

               "Tangible Net Worth" shall mean, as of any date, the sum of (i) Net Worth, plus (ii) cumulative changes in Inventory LIFO Reserve, minus
                ----                                                    -----
     (iii) intangible assets of Borrower, including patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles, but excluding goodwill, plus (iv) the amount of any goodwill written off subsequent to
               ----
     the Closing Date, less the amount of such goodwill that normally would have been amortized but for such write-off, each valued, on a Consolidated basis, in accordance with GAAP.

          3.9 Section 3.2(a) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

               (a) All of Borrower's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date of each such Advance or the date of the incurrence of such Letter of Credit Obligation as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by this Agreement. Without limiting the generality of the foregoing, the making of such Advance or Letter of Credit Obligation shall not cause Borrower to exceed the indebtedness limitations set forth in either the Existing

     Subordinated Borrower Note Indenture or the New Subordinated Borrower
     Note Indenture.

          3.10 Section 4.9 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

               4.9  No Default.   Borrower is not in default under the Existing
                    ----------
     Subordinated Borrower Note Indenture, the New Subordinated Borrower Note Indenture, and the Subordinated Borrower Notes, and to Borrower's knowledge Parent is not in default (not otherwise cured or waived) under the Subordinated Parent Notes. Borrower is not in default in any material respect, and to Borrower's knowledge no third party is in default in any material respect, under or with respect to any material contract, agreement, lease, or other instrument to which Borrower is a party. No Event of Default has occurred and is continuing.

          3.11 Section 6.19 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

               6.19 Funded Debt Ratio.  Borrower shall maintain, on a
                    -----------------
     Consolidated basis, a Funded Debt Ratio of not more than the following as of the end of the Rolling Period corresponding thereto:

                                                  Maximum
                                                  Funded Debt
               Rolling Period Ended At            Ratio
               -----------------------            ---------------
                3/31/94                           5.75 to 1.0
                6/30/94                           5.75 to 1.0
                9/30/94                           5.75 to 1.0
               12/31/94                           5.75 to 1.0
                3/31/95                           5.50 to 1.0
                6/30/95                           5.50 to 1.0
                9/30/95                           5.25 to 1.0

               The end of each                    5.00 to 1.0
               Fiscal Quarter
               thereafter

          3.12 Section 7.15 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          7.15  Payment or Modification of Obligations.
                --------------------------------------

                (a) Borrower shall not amend, supplement or otherwise modify any of the provisions of the Existing Subordinated Borrower Note Indenture, the New Subordinated

Borrower Note Indenture or the Subordinated Borrower Notes except on terms no less favorable to Borrower and Lenders and on terms acceptable to Agent; provided, that Borrower can refinance the Subordinated Borrower Notes as
- --------
permitted by Section 7.14(k).

          (b) Borrower shall cause Parent not to amend, supplement or otherwise modify any of the provisions of the Subordinated Parent Notes except on terms no less favorable to Parent; provided, that parent would be permitted
                                      --------
to amend the Subordinated Parent Notes to (i) convert CII debt into equity (common or preferred Stock), (ii) extend the PIK period under the CII debentures, (iii) repurchase the Subordinated Parent Notes in accordance with the terms of Section 6.22 or otherwise amend the Subordinated Parent Notes on terms that are no less favorable to Parent than those in effect prior to the amendment, or (iv) refinance the Subordinated Parent Notes, so long as (A) the terms of such refinancing are no less favorable to Parent than those in effect prior to the refinancing, and the Indebtedness after such refinancing is subordinated to the Indebtedness under the Guaranty to at least the same extent as the Subordinated Parent Notes being refinanced, and (B) the aggregate cash payments under all of the Subordinated Parent Notes, after giving effect to the refinancing, in any Fiscal Year does not exceed the cash payments required to be paid in such Fiscal Year under the Merger Debentures, as in effect on the Closing Date. Notwithstanding the provisions of clause (A) of the preceding sentence, the terms of such refinancing may include provisions that restrict or prohibit: (x) Parent dividends; Parent asset sales (including the Stock of Borrower except to the extent proceeds from the sale of such Stock are used for capital expenditures and/or payment of debt of Borrower or Parent); transactions with Affiliates of Parent (other than Borrower); Parent mergers; Parent consolidations; Parent acquisitions; payments on junior or pari passu Parent debt; incurrence of Liens on the assets of Parent (except for a pledge to any senior lender of Borrower of the Stock of Borrower held by Parent); Parent investments (other than investments in Borrower); loans and advances by Parent (other than loans and advances to Borrower); changes in control of Parent; incurrence of debt by Parent; and changes in Parent's line of business; and (y) the imposition of any further restrictions on the ability of Borrower and its Subsidiaries to pay dividends or make other payments to the holders of their respective Stock, if such restrictions are more restrictive than those under the Loan Documents (or any renewals, extensions, refundings or refinancings thereof) as in effect at the time of such refinancing; asset sales by Borrower and its Subsidiaries (except for sales in the ordinary course of business and except for sales that are for cash or the assumption of the seller's debt and where the proceeds from such sales are used for capital expenditures and/or repayment of debt of Borrower or such Subsidiaries); issuance of Stock by Borrower or its Subsidiaries (except to the extent proceeds from the sale of such Stock are used for capital expenditures and/or payment of debt of Borrower or such Subsidiaries); transactions by Borrower and its Subsidiaries with Affiliates; investments, loans and advances by Borrower and its Subsidiaries; incurrence of Liens on the assets of Borrower and its Subsidiaries (other than Liens securing senior indebtedness); incurrence of debt by Borrower and its Subsidiaries (other than incurrences that do not exceed, in the aggregate, the greater of (I) the maximum amount permitted under the Existing Subordinated Borrower
     Note Indenture as in effect on the Closing Date, and (II) $655,000,000); and changes in Borrower's line of business; provided, that the
                                                 --------
     documentation for any such refinancing shall provide that (1) any action, inaction, or circumstance that is the subject of any of the restrictions or prohibitions described in clause (y), if permitted under the Loan Documents (or any renewals, extensions, refundings or refinancings thereof) as in effect at the time of such refinancing, shall be permitted under such refinancing, and (2) if any action, inaction or circumstance restricted or prohibited under any of the restrictions or prohibitions described in clause (y) is permitted or approved under the Loan Documents (or any renewals, extensions, refundings or refinancings thereof) as a result of any amendment to, or any waiver or consent under, the Loan Documents (or any renewals, extensions, refundings or refinancings thereof) as in effect at the time of such refinancing, which amendment, waiver or consent is entered into or given after the time of such refinancing, then the remedies of the holders of, or trustee with respect to, such refinanced Indebtedness arising from the violation of such restriction or prohibition would specifically be limited only to enforcing any rights that such holders or trustee have against Parent, and would specifically exclude any right to seek or obtain any damages (whether sounding in tort, contract, or otherwise) or injunctive relief from or against Borrower or any creditor of Borrower. The agreement of Lenders to the rights contemplated to be provided to the prospective lenders to Parent, as set forth in the preceding sentence, are consented to in reliance upon and are conditioned upon the limitation of remedies in favor of Agent and Lenders contained in the foregoing sentence.

     4. Conditions of Effectiveness.
        ---------------------------
        This Amendment shall become effective upon satisfaction of each of the following conditions:

           (a) Agent shall have received copies of this Amendment that, when taken together, bear the signatures of

     Borrower and Lenders sufficient to constitute the Requisite Lenders;

               (b) Agent shall have received a copy of the accompanying Guarantor Consents executed by Parent, Health Services Plus, Inc., and Health Services Capital Corporation; and

               (c) The Noteholder Agreement shall have been executed by holders owning Existing Subordinated Borrower Notes with an aggregate principal amount of $125,300,000, and the Closing, as defined in the Noteholder Agreement, shall have occurred.

     5.   Entire Agreement.  This Amendment, together with the Credit Agreement
          ----------------
and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

     6.   Representations and Warranties.  Borrower hereby represents and
          ------------------------------
warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. The Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     7.   Miscellaneous.
          -------------

          7.1  Counterparts.  This Amendment may be executed in identical
               ------------
counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Agent's counsel promptly after such facsimile transmission.

          7.2  Headings.  Section headings used herein are for convenience of
               --------
reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          7.3  Recitals.  The recitals set forth at the beginning of this
               --------
Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

          7.4  Governing Law.  This Amendment shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          7.5  No Novation.  Except as specifically set forth in Sections 2
               -----------
and 3 of this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) waive any breaches or defaults under the Credit Agreement or the other Loan Documents, whether known or unknown, (b) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Agent or any Lender under the Credit Agreement or any other Loan Document,
(b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or under applicable law, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          7.6  Conflict of Terms.  In the event of any inconsistency between
               -----------------
the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                         BORROWER:
                         --------

                         ALCO HEALTH SERVICES CORPORATION,
                         a Delaware corporation

                         By   /s/ Kurt J. Hilzinger
                           -----------------------------
                         Name  Kurt J. Hilzinger
                             ---------------------------
                         Title  V.P. Finance & Treasurer
                              --------------------------

                         LENDERS:
                         -------

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually and as Agent

                         By /s/ Charles D. Chiodo
                            ---------------------------
                               Charles D. Chiodo
                               Duly Authorized Signatory

                         SECURITY PACIFIC BUSINESS CREDIT INC.,
                         individually and as Co-Agent


                         By /s/ G. Markowsky
                            ---------------------------
                         Name   G. Markowsky
                             --------------------------
                         Title  V.P.
                              -------------------------

                         BANK OF NEW YORK COMMERCIAL CORPORATION


                         By  /s/ Anthony Viola
                             --------------------------
                         Name    Anthony Viola
                             --------------------------
                         Title   Vice President
                              -------------------------

                         BELL ATLANTIC CAPITAL CORP., formerly
                         known as Bell Atlantic Tricon Commercial
                         Credit Services, a division of Bell
                         Atlantic TriCon Leasing Corporation


                         By  /s/ G. Alexander Cole
                           ----------------------------
                         Name    G. Alexander Cole
                             --------------------------
                         Title   Vice President-Credit
                              -------------------------

                         BOT FINANCIAL CORPORATION


                         By  /s/ William York
                           ----------------------------
                         Name    William York
                             --------------------------
                         Title   S.V.P.
                              -------------------------

                         THE CIT GROUP/BUSINESS CREDIT, INC.


                         By  /s/ Cyril Prince
                           ----------------------------
                         Name    Cyril Prince
                             --------------------------
                         Title   A.V.P.
                              -------------------------

                         CORESTATES BANK, N.A.


                         By  /s/ Joseph E. Herbst
                           ----------------------------
                         Name    Joseph E. Herbst
                             --------------------------
                         Title   Vice President
                              -------------------------

                         THE FIRST NATIONAL BANK OF BOSTON


                         By  /s/ William C. Purinton
                            -----------------------------
                         Name    William C. Purinton
                              ---------------------------
                         Title   Vice President
                               --------------------------


                         HELLER FINANCIAL, INC.


                         By /s/ Richard E. Peller
                            ----------------------------
                         Name   Richard E. Peller
                              --------------------------
                         Title  Sr. Vice President
                               -------------------------


                         LASALLE BANK


                         By
                            ----------------------------
                         Name
                              --------------------------
                         Title
                               -------------------------


                         MERIDIAN BANK


                         By  /s/ Keith R. Case
                            ----------------------------
                         Name    Keith R. Case
                              --------------------------
                         Title   Vice President
                               -------------------------


                         MIDLANTIC NATIONAL BANK


                         By  /s/ David L. Raphael
                            ----------------------------
                         Name    David L. Raphael
                              --------------------------
                         Title   A.V.P.
                               -------------------------


                         NATIONSBANK OF GEORGIA, N.A.


                         By  /s/ Betty H. Mills
                            ----------------------------
                         Name    Betty H. Mills
                              --------------------------
                         Title   Vice President
                               -------------------------

                         PILGRIM PRIME RATE TRUST


                         By /s/ Kathleen Lenarci
                           ----------------------------
                         Name   Kathleen Lenarci
                             --------------------------
                         Title  Senior Credit Analyst
                              -------------------------


                         SANWA BUSINESS CREDIT CORPORATION


                         By /s/ Peter L. Skaula
                           -----------------------------
                         Name   Peter L. Skaula
                             ---------------------------
                         Title  Vice President
                              --------------------------

                             GUARANTOR CONSENTS
                             ------------------

          Alco Health Distribution Corporation, a Delaware corporation, hereby
(i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Guaranty and Pledge Agreement dated as of March 30, 1993 in favor of Agent, (ii) acknowledges receipt of a copy of the Amended and Restated Second Amendment to Credit Agreement dated as of March 31, 1994 (the "Amendment"), and (iii) consents to all of the provisions of the Amendment.

Dated:   May     2 , 1994                 ALCO HEALTH DISTRIBUTION
      --------- ---                         CORPORATION


                                          By:  /s/ Kurt J. Hilzinger
                                             ------------------------------

                                          Title:  V. P. Finance & Treasurer
                                                ---------------------------

          Health Services Plus, Inc., a Delaware corporation, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Continuing Guaranty dated as of March 30, 1993 in favor of Agent, (ii) acknowledges receipt of a copy of the Amended and Restated Second Amendment to Credit Agreement dated as of March 31, 1994 (the "Amendment"), and (iii) consents to all of the provisions of the Amendment.

Dated:   May     2 , 1994                HEALTH SERVICES PLUS, INC.
      --------- ---

                                         By:  /s/ Kurt J. Hilzinger
                                            ------------------------------

                                         Title:  V. P. Finance & Treasurer
                                               ---------------------------

          Health Services Capital Corporation, a Delaware corporation, hereby
(i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Continuing Guaranty dated as of March 30, 1993 in favor of Agent,
(ii) acknowledges receipt of a copy of the Amended and Restated Second Amendment to Credit Agreement dated as of March 31, 1994 (the "Amendment"), and (iii) consents to all of the provisions of the Amendment.

Dated:   May     2 , 1994                HEALTH SERVICES CAPITAL CORPORATION
      --------- ---
                                         By:  /s/ Kurt J. Hilzinger
                                            ------------------------------

                                         Title:  V. P. Finance & Treasurer
                                               ---------------------------